Exhibit 99.1

CIPHER PHARMACEUTICALS INC.

STOCK OPTION PLAN

1.                                      Interpretation

In this Plan, the following terms shall have the following meanings:

“Administrators” means the Board or, if so designated by the Board to administer the Plan, the Compensation Committee of the Board or any other designated members of the Board;

“Associate” has the meaning assigned by the Securities Act (Ontario);

“Board” means the Board of Directors of the Corporation;

“Control” a company shall be deemed to be controlled by another person or company or by two or more companies if,

(a)                                 voting securities of the first-mentioned company carrying more than 50% of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of the other person or company or by or for the benefit of the other companies; and

(b)                                 the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of the first-mentioned company,

and “Controlled” shall have a corresponding meaning;

“Corporation” means Cipher Pharmaceuticals Inc.;

“Director and/or Senior Officer Participant” means a Participant who is a director and/or senior officer of the Corporation;

“Event of Termination” means the voluntary or involuntary termination of employment or service, retirement, or leaving of employment or service because of disability or death of a Participant;

“Exercise Day” means the day written notice of the exercise of an Option is received by the Corporation;

“Fair Market Value” means the closing price of the Shares on the TSX (or, if the Shares are not then listed on the TSX, on such other stock exchange or automated quotation system on which the Shares are then listed or quoted, as the case may be, as may be selected by the Administrators for such purpose) on the last trading day on which Shares traded prior to the day on which an Option is granted, provided if no Shares traded in the five trading days prior to the day on which an Option is granted, the Fair Market Value shall be the average of the closing bid and ask prices over the last five trading days prior to the day on which an Option is granted;

Cipher Stock Option Plan

“Growth Amount Fair Market Value” means the closing price of the Shares on the TSX (or, if the Shares are not then listed on the TSX, on such other stock exchange or automated quotation system on which the Shares are then listed or quoted, as the case may be, as may be selected by the Administrators for such purpose) on the Exercise Day, provided if no Shares traded on such Exercise Day, the closing price shall be that on the last trading day on which Shares traded prior to the Exercise Day, and further provided that if no Shares traded in the five trading days prior to the Exercise Day, the Growth Amount Fair Market Value shall be the average of the closing bid and ask prices over the last five trading days prior to the Exercise Day;

“Insider Participant” means a Participant who is (a) an insider of the Corporation as defined in the Securities Act (Ontario), and (b) an Associate of any person who is an insider by virtue of (a);

“Options” means Options granted under the Plan to purchase Shares;

“Participant” means such directors, officers and employees of the Corporation or its Subsidiaries and such Service Providers as are designated by the Administrators to participate in the Plan;

“Personal Holding Corporation” means a corporation Controlled by a Director and/or Senior Officer Participant;

“Plan” means this Stock Option Plan;

“Reserved for Issuance” refers to Shares which may be issued in the future, upon the exercise of Options which have been granted;

“Service Provider” means any person or company engaged to provide ongoing management or consulting services for the Corporation or for any entity controlled by the Corporation;

“Share Compensation Arrangement” means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to directors, officers or employees of the Corporation or its Subsidiaries or to Service Providers, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise;

“Shares” means the common shares of the Corporation;

“Subsidiary” has the meaning assigned thereto in the Securities Act (Ontario) and “Subsidiaries” shall have a corresponding meaning but including unincorporated entities;

“Trust” means a trust governed by a registered retirement savings plan established by and for the sole benefit of a Director and/or Senior Officer Participant; and

“TSX” means The Toronto Stock Exchange.

2.                                      Purpose

The purpose of the Plan is to advance the interests of the Corporation and its Subsidiaries and its shareholders by providing to the directors, officers and employees of the Corporation and its Subsidiaries and Service Providers a performance incentive for continued and improved service with the Corporation and its Subsidiaries and by enhancing such persons’ contribution to increased profits by encouraging capital accumulation and share ownership.

3.                                      Shares Subject to the Plan

The shares subject to the Plan shall be Shares. The Shares for which Options are granted shall be authorized but unissued Shares. The aggregate number of Shares that are issuable under the Plan upon the exercise of Options which have been granted and are outstanding under the Plan, together with Shares that are issuable pursuant to outstanding awards or grants under the other Share Compensation Arrangements of the Corporation shall not at any time exceed 10% of the Corporation’s Shares then issued and outstanding, subject to increase or decrease by reason of amalgamation, rights offerings, reclassifications, consolidations or subdivisions, as provided in Section 16, or as may otherwise be permitted by applicable law and the TSX. Shares in respect of which Options have been granted but which are not exercised prior to expiry shall be available for subsequent Options.

4.                                      Administration of the Plan

The Plan shall be administered by the Administrators. Subject to Section 10, the Administrators shall have the power and authority to:

(a)                                 adopt rules and regulations for implementing the Plan;

(b)                                 determine the eligibility of persons to participate in the Plan, when Options to eligible persons shall be granted, the number of Shares subject to each Option and, subject to Section 13, the vesting period for each Option;

(c)                                  interpret and construe the provisions of the Plan;

(d)                                 subject to regulatory requirements, make exceptions to the Plan in circumstances which they determine to be exceptional; and

(e)                                  take such other steps as they determine to be necessary or desirable to give effect to the Plan.

5.                                      Eligible Persons

Such directors, officers and employees of the Corporation and its Subsidiaries and such Service Providers as are designated by the Administrators shall be entitled to participate in the Plan.

6.                                      Agreement

All Options granted hereunder shall be evidenced by an agreement between the Corporation and the Participant substantially in the form of Schedule 1.

7.                                      Grant of Options

Subject to Sections 3 and 10, the Administrators may, from time to time, grant Options to Participants to purchase that number of Shares that the Administrators, in their absolute discretion, determine.

8.                                      Director and/or Senior Officer Participants’ Retirement Savings Plans

Director and/or Senior Officer Participants may, in their sole discretion, elect to have some or all of the Options granted to them granted to a Trust governed by a registered retirement savings plan established by and for the sole benefit of such Director and/or Senior Officer Participant. Such election must be made prior to the execution of the agreement described in Section 6 and shall be evidenced in such agreement and in the Option confirmation described in Section 14.

For the purposes of this Plan, Options held by Trusts established for the benefit of the Director and/or Senior Officer Participant shall be considered to be held by that Director and/or Senior Officer Participant.

9.                                      Director and/or Senior Officer Participants’ Personal Holding Corporation

Director and/or Senior Officer Participants may, in their sole discretion, elect to have some or all of any Options granted to a Personal Holding Corporation controlled by that Director and/or Senior Participant. Such election must be made prior to the execution of the agreement described in Section 6 and shall be evidenced in such agreement and in the Option confirmation described in Section 14. For the purposes of this Plan, Options held by the Personal Holding Corporation of a Director and/or Senior Officer Participant shall be considered to be held by that Director and/or Senior Officer Participant.

10.                               Limit on Issuance of Shares

The aggregate number of Shares Reserved for Issuance pursuant to Options granted under the Plan and options or other entitlements granted under any other Share Compensation Arrangement to any Participant, shall not exceed 5% of the aggregate Shares outstanding (on a non-diluted basis) on the date of grant. The aggregate number of Shares Reserved for Issuance pursuant to Options granted under the Plan and options or other entitlements granted under any other Share Compensation Arrangement to Insider Participants, shall not exceed 10% of the aggregate Shares outstanding (on a non-diluted basis) on the date of grant. Within any 1-year period, the aggregate number of Shares issued to Insider Participants pursuant to Options granted under the Plan, or options or other entitlements granted under any other Share Compensation Arrangement shall not exceed 10% of the aggregate Shares outstanding and the number of Shares issued to any one Insider Participant and his or her Associates shall not exceed 5% of the aggregate Shares Outstanding (on a non-diluted basis) on the date of grant.

In addition to the foregoing limits, (i) the maximum aggregate grant date fair value using the Black-Scholes-Merton valuation model of Option Grants to any non-employee director of the Corporation in any fiscal year of the Corporation shall not exceed $100,000 (expressed in the currency then used by the Corporation in preparing its financial statements); and (ii) no grant of

Options under the Plan may be made to any non-employee director if such grant could result, together with awards or grants then outstanding under the Plan and the Corporation’s other Share Compensation Arrangements, in the issuance to non-employee directors as a group of a number of Shares exceeding 1% of the Shares issued and outstanding immediately prior to any such Share issuance.

11.                               Exercise Price

The exercise price per Share shall be not less than the Fair Market Value of the Shares on the date the Option is granted.

12.                               Term of Option

The term of each Option shall be determined by the Administrators, provided that no Option shall be exercisable after ten years from the date on which it is granted. If the expiry date of a particular Option after which it can no longer be exercised falls on, or within nine trading days immediately following, a date upon which the Participant granted the Option is prohibited from trading in securities of the Corporation due to a blackout period or other trading restriction imposed by the Corporation, then the expiry date of such Option shall be automatically extended to the tenth trading day following the date the relevant blackout period or other trading restriction imposed by the Corporation is lifted, terminated or removed.

13.                               Shares Available for Purchase

Subject to Sections 17 and 18, the Shares subject to each Option shall vest and become available for purchase by the Participant on the date or dates determined by the Administrators when the Option is granted.

14.                               Option Confirmation

Upon the grant of each Option, a confirmation, substantially in the form of Schedule 2, shall be delivered by the Administrators to the Participant. If applicable, the confirmation shall indicate the number of Options, if any, which the Director and/or Senior Officer Participant has elected to have granted directly to a Trust or Trusts, or to a Personal Holding Corporation or Personal Holding Corporations.

15.                               Exercise of Option

Subject to Section 13, an Option may be exercised at any time, or from time to time. A Participant electing to exercise an Option on his or her own behalf or, if applicable, on behalf of a Trust or Personal Holding Corporation shall give written notice of the election to the Administrators, substantially in the form of Schedule 3, or in any other form acceptable to the Administrators.

A vested Option may be exercised in either of the following methods:

(a)                                 the purchase of any number of whole Shares which are then available for purchase at the exercise price specified for such Option (the “Purchase Price”); or

(b)                                 the receipt, without payment by the Participant, of an amount per Option (the “Growth Amount”) equal to the difference between the exercise price of the Option and the Growth Amount Fair Market Value of the Shares, which Growth Amount will be payable by the issuance by the Corporation to the Participant of that number of Shares calculated by dividing the Growth Amount by the Growth Amount Fair Market Value of the Shares.

Upon actual receipt by the Administrators of (i) written notice by the Participant of its election pursuant to paragraph (a) above and a cheque for the aggregate exercise price, or (ii) written notice pursuant to the Growth Amount alternative in paragraph (b) above resulting in the issuance of Shares, the person (including a trustee, in the case of the exercise of Options by a Trust) exercising the Option shall be registered on the books of the Corporation as the holder of the appropriate number of Shares. No person shall enjoy any part of the rights or privileges of a holder of Shares subject to Options until that person becomes the holder of record of those Shares.

16.                               Certain Adjustments

Appropriate adjustments as regards Options granted or to be granted, in the number of Shares which are available for purchase and in the Purchase Price for such Shares under the Plan shall be made by the Administrators to give effect to the number of Shares of the Corporation resulting from rights offerings or subdivisions, consolidations or reclassifications of the Shares, the payment of stock dividends by the Corporation (other than dividends in the ordinary course) or other relevant changes in the capital stock of the Corporation.

17.                               Termination of Employment

Upon the occurrence of an Event of Termination, the Options granted to the effected Participant or to a Trust established for the benefit of such Director and/or, Senior Officer Participant or to a Personal Holding Corporation of such Director and/or Senior Officer Participant may be exercised only before the earlier of,

(a)                                 the termination of the Option; and

(b)                                 180 days from the date of the Event of Termination (unless the Event of Termination is the death of the Participant) or one calendar year from the date of the Event of Termination (if the Event of Termination is the death of the Participant);

and only in respect of Shares which were available for purchase at the date of the Event of Termination in accordance with Section 13 hereof. The right to purchase Shares which have not yet become available for purchase pursuant to Section 13 shall cease immediately on the date of the Event of Termination.

For greater certainty, if the employment or service of a Participant is terminated by the Corporation or, if applicable, a Subsidiary, the date of such Event of Termination shall be the date specified by the Corporation or the Subsidiary, as the case may be, in the notice of termination to such Participant as the date on which such Participant’s employment or service shall cease. Neither any period of notice, if any, or any payment in lieu thereof, upon such termination of employment or service shall be considered as extending the period of employment for the purposes of this Plan.

18.                               Transferability

Subject to the terms of this Section 18 with respect to a Participant’s death, Options may not be assigned. Options may be exercised by the Participant, Trust or Personal Holding Corporation and, upon the Participant’s death, the legal representative of his or her estate or any other person who acquires his or her rights in respect of an Option by bequest or inheritance. A person exercising an Option may subscribe for Shares only in his or her own name, on behalf of a Trust established for his or her sole benefit, in the name of his or her Personal Holding Corporation or in his or her capacity as a legal representative.

19.                               Change of Control

If an offer is made to purchase outstanding voting shares of the Corporation and it is accepted by a sufficient number of holders of such Shares to constitute the offeror a shareholder of the Corporation being entitled to exercise more than 50% of the voting rights attached to the outstanding voting shares (provided that prior to the offer, the offeror was not entitled to exercise more than 50% of the voting rights attached to the outstanding voting shares) or if there is a consolidation, merger or amalgamation of the Corporation with or into any other corporation whereby the voting shareholders of the Corporation immediately prior to the consolidation, merger or amalgamation receive less than 50% of the voting rights attaching to the voting shares of the consolidated, merged or amalgamated corporation, including a sale whereby all or substantially all of the Corporation’s undertakings and assets become the property of any other corporation, then a Participant shall be entitled to exercise his or her Option with respect to all of the Shares subject to the Option and not yet purchased thereunder, notwithstanding any determination by the Administrators pursuant to Section 13 with respect to the Option.

In addition, if an offer is made to purchase 50% or more of the outstanding voting shares of the Corporation (the “Offer”), a Participant shall be entitled to exercise his or her Option with respect to all of the Shares subject to the Option and not yet purchased thereunder and tender such Shares into the Offer, conditional upon the take-up of Shares under the Offer.

If such Shares are not taken up under the Offer, the Option shall remain outstanding on the same terms and conditions and any funds tendered on the conditional exercise of the Option shall be returned to the Participant forthwith.

20.                               Termination of Plan

The Board may terminate this Plan at any time in its absolute discretion. If the Plan is so terminated, no further Options shall be granted but the Options then outstanding shall continue in full force and effect in accordance with the provisions of this Plan.

21.                               Compliance with Statutes and Regulations

The granting of Options and the sale and delivery of Shares under this Plan shall be carried out in compliance with applicable statutes and with the regulations of governmental authorities and applicable stock exchanges. If the Administrators determine in their discretion that, in order to comply with any such statutes or regulations, certain action is necessary or desirable as a condition of or in connection with the granting of an Option or the issue or purchase of Shares under an Option, that Option may not be exercised in whole or in part unless that action shall have been completed in a manner satisfactory to the Administrators.

22.                               Witholding Taxes

A Participant shall be solely responsible for all federal, provincial, state and local taxes resulting from his or her receipt of an Option, Share or other property pursuant to this Plan, except to the extent that the Corporation has, directly or indirectly, withheld (i) cash for remittance to the statutory authorities and/or (ii) securities having a value equal to the cash to be remitted to the statutory authorities.  In this regard, the Corporation shall be able to deduct from any payments hereunder in the form of securities or from any other remuneration otherwise payable to a Participant, or any other person pursuant to the exercise of an Option, any taxes that are required to be withheld and remitted.  Each Participant or other person receiving securities hereunder agrees to indemnify and save the Corporation harmless from any and all amounts payable or incurred by the Corporation if it is subsequently determined that any greater amount should have been withheld in respect of taxes or any other statutory withholding.

23.                               Right to Employment

Nothing contained in this Plan or in any Option granted under this Plan shall confer upon any person any rights to continued employment with the Corporation or interfere in any way with the rights of the Corporation in connection with the employment or termination of employment of any such person.

24.                               Amendments to the Plan

The Board reserves the right, in its absolute discretion, to amend, suspend or terminate this Plan, or any portion thereof, at any time without obtaining the approval of shareholders of the Corporation, subject to those provisions of applicable law and regulatory requirements (including the rules, regulations and policies of the TSX and NASDAQ), if any, that require the approval of shareholders. Any amendment to any provision of the Plan will be subject to any required regulatory or governmental approvals. Notwithstanding the foregoing, the Corporation will be required to obtain the approval of the shareholders of the Corporation for any amendment related to:

(a)                                 the maximum number Shares which may be issued under the Plan;

(b)                                 a reduction in the exercise price per Share for Options held by Insider Participants; and

(c)                                  an extension to the term of Options held by Insider Participants.

25.                               Governing Law

The Plan, and any and all determinations made and actions taken in connection with the Plan, shall be governed by and construed in accordance with the laws of the province of Ontario and the laws of Canada applicable therein.

26.                               Subject to Approval

The Plan is adopted subject to the approval of the TSX and any other required regulatory approval. To the extent a provision of the Plan requires regulatory approval which is not received, such provision shall be severed from the remainder of the Plan until the approval is received and the remainder of the Plan shall remain in effect.

27.                               Compensation Recoupment Policy

Any granting of Options under this Plan, the exercise of Options and the issuance of Shares are subject to the Corporation’s Compensation Recoupment Policy.

February 23, 2004 as amended April 17, 2007, April 22, 2010, March 8, 2011, May 3, 2013, June 13, 2013, May 13, 2015 and June 16, 2015.

ADDENDUM

TO THE

CIPHER PHARMACEUTICALS INC.

STOCK OPTION PLAN

SPECIAL PROVISIONS FOR U.S. PARTICIPANTS

The provisions of this Addendum apply only to those persons (“U.S. Participants”) who are subject to U.S. Federal Income Tax on an Option granted under the Cipher Pharmaceuticals Inc. Stock Option Plan (“Plan”) at the relevant time.

This Addendum modifies the Plan for U.S. Participants and where there is any conflict between the Plan and the terms of this Addendum, the terms of this Addendum shall prevail.

Interpretation

“Event of Termination”

“Event of Termination” for U.S. Participants shall have the meaning as specified in Section 1 of the Plan but, as to rights not exempt from Section 409A, only to the extent a termination other than for retirement, disability or death constitutes a “separation from service” within the meaning of Section 409A.

“Fair Market Value”

“Fair Market Value” shall have the meaning as to U.S. Participants as specified in Section 1 of the Plan but determined with reference to the relevant trading price on the NASDAQ Exchange in the United States.

“Non-qualified Option”	“Non-qualified Option” means any Option granted under the Plan to a U.S. Participant to purchase Shares.

“Section 409A”	“Section 409A” means section 409A of the U.S. Tax Code.

“U.S. Tax Code”	“U.S. Tax Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations and guidance issued under it from time to time.

Purpose

All Options issued under the Plan to U.S. Participants are intended to (i) comply with the requirements of the U.S. Tax Code and (ii) be exempt from and avoid the penalties imposed by Section 409A, or any successor thereto, and all provisions hereunder shall be read, interpreted, and applied with that purpose in mind. Any Option documentation applicable to U.S. Participants may be revised or amended as appropriate to implement that intention.

Director and/or Senior Officer Participants’ Retirement Savings Plan	To the extent this Section 8 applies to a U.S. Participant, all such elections shall be made in compliance with applicable U.S. law and the provisions of Section 409A.

Director and/or Senior Officer Participants’ Personal Holding Corporation	To the extent this Section 9 applies to a U.S. Participant, all such elections shall be made in compliance with applicable U.S. law and the provisions of Section 409A.

Exercise Price

Notwithstanding any contrary provision of the Plan, for U.S. Participants, the exercise price for any Option granted under the Plan shall be fixed by the Board when the Option is granted and shall not be less than the fair market value of the Shares determined with reference to the relevant trading price on the NASDAQ Exchange in the United States.

Termination of Employment

The provisions of Section 17 (“Termination of Employment”) shall apply to U.S. Participants, but, as to any right not exempt from Section 409A, only to the extent that an Event of Termination constitute a “separation from service” within the meaning of Section 409A. Notwithstanding, if a U.S. Participant is a “specified employee”, as defined in regulation section 1.409A-1(i) under Section 409A, who becomes entitled to payments under the Plan as a result of a “separation from service” (as defined under Section 409A) and these payments constitute “deferred compensation” within the meaning of Section 409A, then the payment to the Participant of such amounts shall be made on the date that is six months and one day following the Termination Event (subject to acceleration in the event of the U.S. Participant’s death).

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Withholding Taxes

Notwithstanding Section 22 of the Plan, the Corporation, Subsidiary, or affiliate, if applicable, shall withhold taxes for all U.S. Participants in accordance with the requirements of applicable U.S. federal (including FICA), state and local tax law. Each recipient of an Option under the Plan who is or who becomes a U.S. Participant is advised to consult with his or her personal tax advisor with respect to the tax consequences under such federal, state, local and other tax laws.

The Corporation is not responsible for tax withholding or reporting to the extent Canadian tax laws apply to any Options or Shares made under the Plan, and any such tax withholding or reporting to any Canadian taxing authority shall be the sole responsibility of the Participant.

Section 409A of the U.S. Tax Code

The Plan and any Shares issued under the Plan that are subject to Section 409A are intended to comply with Section 409A and all regulations and guidance issued thereunder. Notwithstanding any contrary provision of the Plan, this Addendum, or any ancillary documents, the Plan, this Addendum, and the ancillary documents shall be interpreted and construed consistent with this Addendum and the ancillary documents shall be interpreted and construed consistent with this intent.

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SCHEDULE 1

AGREEMENT

This agreement is entered into this           day of              , between Cipher Pharmaceuticals Inc. (the “Corporation”) and (the “Participant”) pursuant to the Stock Option Plan (the “Plan”) adopted by the Corporation on February 23, 2004, as amended from time to time.

Pursuant to the Plan and in consideration of $1.00 paid and services provided to the Corporation by the Participant, the Corporation agrees to grant Options (“Options”) and issue Common Shares (the “Shares”) of the Corporation to the Participant and/or if a Director and/or Senior Officer Participant (as such term is defined in the Plan) the Trust(s) described below governed by a registered retirement savings plan established by and for the benefit of the Director and/or Senior Officer Participant and/or the Personal Holding Corporation (as such term is defined in the Plan) of the Director and/or Senior Officer Participant in accordance with the terms of the Plan. The grant of the Option is confirmed by the Option Confirmation attached to this agreement.

The granting and exercise of the Option and the issue of Shares are subject to the terms and conditions of the Plan, all of which are incorporated into and form an integral part of this agreement, and are also subject to the Compensation Recoupment Policy of the Corporation.

This agreement shall be binding upon and enure to the benefit of the Corporation, its successors and assigns and the Participant and the legal representatives of his or her estate and any other person who acquires the Participant’s rights in respect of the Options by bequest or inheritance.

By executing this agreement, the Participant confirms and acknowledges that he or she has not been induced to enter into this agreement or acquire any Option by expectation of employment or continued employment with the Corporation.

CIPHER PHARMACEUTICALS INC.

Per:
Name:
Title:

Per:
Name:
Title:

IN WITNESS WHEREOF

(seal)
Witness	Participant

Cipher Stock Option Plan

Description of Trust(1)

Trustee	Account No.	No. of Options

Trustee	Account No.	No. of Options

Trustee	Account No.	No. of Options

Description of Personal Holding Corporation(2)

Name of Corporation	Jurisdiction	Shareholders	No. of Common Shares Held	No. of Options

(1)         To be completed if Director and/or Senior Officer Participant elects to have Options granted directly to a Trust.

(2)         To be completed if Director and/or Senior Officer Participant elects to have Options granted directly to a Personal Holding Corporation.

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SCHEDULE 2

OPTION CONFIRMATION

TO:         (“Participant”)

Pursuant to the Stock Option Plan (the “Plan”) adopted by Cipher Pharmaceuticals Inc. (the “Corporation”) on February 23, 2004, as amended from time to time, and an agreement between the Corporation and the Participant dated as of         , 20  , the Corporation confirms the grant to the Participant and/or if a Director and/or Senior Officer Participant (as such term is defined in the Plan) the Trusts described below governed by a registered retirement savings plan established by and for the benefit of the Director and/or Senior Officer Participant and/or the Personal Holding Corporation(s) controlled by the Director and/or Senior Officer participant described below, of an option (the “Option”) to acquire          Common Shares (the “Shares”) of the Corporation at an exercise price of $          per Share.

Subject to Section 17 and Section 19 of the Plan, the Option shall be exercisable until not more than 10 years after date of grant and, of the Shares subject to the Option:

(a)                                         Shares may be purchased at any time during the term of the Option on or after             ,

(b)                                 an additional               Shares may be purchased at any time during the term of the Option on or after             ,

(c)                                  an additional               Shares may be purchased at any time during the term of the Option on or after             ,          ; and

(d)                                 an additional               Shares may be purchased at any time during the term of the Option on or after             ,

The granting and exercise of this Option are subject to the terms and conditions of the Plan and to the Compensation Recoupment Policy of the Corporation.

DATED this          day of

CIPHER PHARMACEUTICALS INC.

Per:
Name:
Title:

Per:
Name:
Title:

Cipher Stock Option Plan

Description of Trust(1)

Trustee	Account No.	No. of Options

Trustee	Account No.	No. of Options

Trustee	Account No.	No. of Options

Description of Personal Holding Corporation(2)

Name of Corporation	Jurisdiction	Shareholders	No. of Common Shares Held	No. of Options

(3)         To be completed if Director and/or Senior Officer Participant elects to have Options granted directly to a Trust.

(4)         To be completed if Director and/or Senior Officer Participant elects to have Options granted directly to a Personal Holding Corporation.

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SCHEDULE 3

ELECTION

TO:        CIPHER PHARMACEUTICALS INC.

Pursuant to the Stock Option Plan (the “Plan”) adopted by Cipher Pharmaceuticals Inc. (the “Corporation”) on February 23, 2004, as amended from time to time, the undersigned elects to:

(a)                                 purchase               Common Shares (the “Shares”) of the Corporation which are subject to an Option granted on,              ,          , and encloses a cheque payable to the Corporation in the aggregate amount of $         , being $         per Share; or

(b)                                 receive an amount per Option (the “Growth Amount”) equal to the difference between the exercise price of the Option and the Growth Amount Fair Market Value (as such term is defined in the Plan) by the issuance by the Corporation of that number of Shares calculated by dividing the Growth Amount by the Growth Amount Fair Market Value of the Shares.

The undersigned requests that the Shares be issued in his, her or its name as follows in accordance with the terms of the Plan:

(Print Name as Name is to Appear on Share Certificate)

(Where the party exercising the Option Is a Trust) - The undersigned is the trustee of a trust governed by a registered retirement savings plan established by and for the benefit of

(Print Name of Beneficiary of Trust)

(Where the party exercising the Option is a Personal Holding Corporation): The undersigned is an officer or director of the Personal Holding Corporation of

(Print Name of Controlling Shareholder of Personal Holding Corporation)

Cipher Stock Option Plan

The undersigned acknowledges that he or she has not been induced to purchase the Shares by expectation of employment or continued employment with the Corporation.

DATED this          day

Witness	Participant

(Where the party exercising the Option is a Trust, the trustee should execute this election)
(Where the party exercising the Option is a Personal Holding Corporation, an officer or director should execute this election and the title should be entered)

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